EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-193362 on Form S-8 of Coastway Bancorp, Inc. of our report dated May 24, 2018 appearing in this Annual Report on Form 11-K of Coastway Community Bank 401(k) Retirement Plan for the year ended December 31, 2017.

/s/ Crowe Horwath LLP

New York, New York
May 24, 2018